Tableau Reports Second Quarter 2016 Financial Results
Growth in enterprise and subscription products drives Q2 license growth

SEATTLE, Wash. - August 2, 2016 - Tableau Software, Inc. (NYSE: DATA) today reported results for its second quarter ended June 30, 2016.

•	Total revenue grew to $198.5 million, up 32% year over year.

•	License revenue grew to $116.3 million, up 20% year over year.

•	International revenue grew to $57.1 million, up 55% year over year.

•	Added more than 3,900 new customer accounts.

•	Closed 332 transactions greater than $100,000, up 42% year over year.

•	Diluted GAAP net loss per share was $0.64; diluted non-GAAP net loss per share was $0.00.

"Overall, we are pleased with our second quarter results as they demonstrate that the move to visual analytics continues to thrive. In Q2, more than 3,900 new customer accounts chose Tableau, the highest quarterly addition in our history, bringing the total to more than 46,000 worldwide," said Christian Chabot, Chief Executive Officer of Tableau. "Our results demonstrate that analytics is as important as ever to companies of all sizes, and we are extending our leadership position in the market at scale."

Financial Results
Total revenue increased 32% to $198.5 million, up from $149.9 million in the second quarter of 2015. License revenue increased 20% to $116.3 million, up from $96.7 million in the second quarter of 2015. International revenue grew to $57.1 million, up 55% from $36.7 million in the second quarter of 2015.

GAAP operating loss for the second quarter of 2016 was $46.9 million, compared to a GAAP operating loss of $18.0 million for the second quarter of 2015. GAAP net loss for the second quarter of 2016 was $47.5 million, or $0.64 per diluted common share, compared to a GAAP net loss of $19.0 million, or $0.27 per diluted common share, for the second quarter of 2015.

Non-GAAP operating loss, which excludes stock-based compensation expense and expense related to amortization of acquired intangible assets, was $1.4 million for the second quarter of 2016, compared to a non-GAAP operating income of $10.5 million for the second quarter of 2015. Non-GAAP net loss, which excludes stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments, was $0.3 million for the second quarter of 2016, or $0.00 per diluted common share, compared to a non-GAAP net income of $5.6 million, or $0.07 per diluted common share, for the second quarter of 2015.

Highlights

•	Announced new data analytics learning partnerships with Lynda.com, Pluralsight, Udacity and General Assembly to offer deeper training on Tableau's products.

•
Expanded relationship with Informatica to leverage Informatica solutions to easily access and integrate data across any cloud or on-premise source and quickly cleanse and prepare the data for use in Tableau.

•	Dresner Advisory Services announced Tableau as a recipient of their 2016 Industry Excellence Awards for Technology Leader and Trust Leader in business intelligence.

•	451 Research reaffirmed Tableau as a gold standard for visual analytics, recognizing investments in self-service data prep and advanced analytics.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30 p.m. PT (4:30 p.m. ET) today to discuss Tableau's second quarter 2016 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 39793234. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode 39793234.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. As of June 30, 2016, more than 46,000 customer accounts get rapid results with Tableau in the office and on-the-go. Over 200,000 people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding market acceptance of visual analytics, the Company's business and customer growth and product adoption, including adoption by international customers, and leadership position in the market, the Company's research and development investments, costs, efforts and future product releases, the Company's ability to address any market opportunities, and the Company's expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; Tableau's ability to attract, integrate and retain qualified personnel; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; macroeconomic conditions; and market conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Quarterly Report on Form 10-Q and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets, each to the extent attributable to the cost of revenues, from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by total revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense and expense related to amortization of acquired intangible assets from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by total revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense, expense related to amortization of acquired intangible assets and non-GAAP income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income.
Non-GAAP financial information for the quarter is adjusted for a tax rate equal to Tableau's estimated tax rate on non-GAAP income over a three-year financial projection. This rate is based on Tableau's estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures. To determine this long-term non-GAAP tax rate, Tableau evaluates a three-year financial projection that excludes the impact of non-cash stock-based compensation expense and expense related to amortization of acquired intangible assets. The long-term non-GAAP tax rate takes into account other factors including Tableau's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Tableau operates. The long-term non-GAAP tax rate applied to the three and six months ended June 30, 2015 was 43% and did not assume the U.S. federal R&D tax credit would be extended. In December 2015, the federal R&D tax credit was permanently extended. Accordingly, the Company revised its long-term non-GAAP tax rate to 30% and applied this rate to the three and six months ended June 30, 2016. The long-term non-GAAP tax rate assumes the Company’s deferred income tax assets will be realized based upon projected future taxable income excluding stock-based compensation expense. The Company anticipates using this long-term non-GAAP tax rate in future periods and may provide updates to this rate on an annual basis upon the completion of each fiscal year, or more frequently if material changes occur.
Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. The expense related to amortization of acquired intangible assets is dependent upon estimates and assumptions, which can vary significantly and are unique to each asset acquired; therefore, Tableau believes non-GAAP measures that adjust for the amortization of acquired intangible assets provides investors a consistent basis for comparison across accounting periods. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business.
International revenues as described above represent GAAP revenues outside the United States and Canada.

Investor Contact:
Joni Davis
Tableau Investor Relations Director
206.634.5523
jdavis@tableau.com

Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Director, Public Relations
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues
License	$116,349	$96,741	$212,764	$181,161
Maintenance and services	82,186	53,119	157,469	98,844
Total revenues	198,535	149,860	370,233	280,005
Cost of revenues
License	1,602	477	2,633	1,349
Maintenance and services	23,262	16,276	44,724	30,825
Total cost of revenues (1)	24,864	16,753	47,357	32,174
Gross profit	173,671	133,107	322,876	247,831
Operating expenses
Sales and marketing (1)	119,889	85,061	226,053	157,251
Research and development (1)	77,516	47,333	148,409	89,183
General and administrative (1)	23,141	18,674	41,673	33,169
Total operating expenses	220,546	151,068	416,135	279,603
Operating loss	(46,875)	(17,961)	(93,259)	(31,772)
Other income (expense), net	1,019	(623)	2,682	1,187
Loss before income tax expense (benefit)	(45,856)	(18,584)	(90,577)	(30,585)
Income tax expense (benefit)	1,666	395	2,523	(1,579)
Net loss	$(47,522)	$(18,979)	$(93,100)	$(29,006)

Net loss per share:
Basic	$(0.64)	$(0.27)	$(1.25)	$(0.41)
Diluted	$(0.64)	$(0.27)	$(1.25)	$(0.41)

Weighted average shares used to compute net loss per share:
Basic	74,756	71,426	74,286	70,961
Diluted	74,756	71,426	74,286	70,961

(1) Includes stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Cost of revenues	$2,642	$1,644	$5,446	$2,948
Sales and marketing	16,605	10,790	33,550	19,299
Research and development	22,409	12,462	44,508	22,548
General and administrative	3,715	3,561	7,067	5,909

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$834,747	$795,900
Accounts receivable, net	134,025	131,784
Prepaid expenses and other current assets	17,919	16,977
Income taxes receivable	5	78
Total current assets	986,696	944,739
Property and equipment, net	84,662	72,350
Goodwill	15,531	932
Deferred income taxes	1,439	1,544
Deposits and other assets	12,322	11,146
Total assets	$1,100,650	$1,030,711
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$12,596	$1,152
Accrued compensation and employee related benefits	52,629	53,003
Other accrued liabilities	37,522	31,838
Income taxes payable	1,114	1,000
Deferred revenue	213,551	185,608
Total current liabilities	317,412	272,601
Deferred revenue	17,528	12,903
Other long-term liabilities	18,158	11,262
Total liabilities	353,098	296,766
Stockholders' equity
Common stock	7	7
Additional paid-in capital	914,554	805,804
Accumulated other comprehensive income (loss)	(1,400)	643
Accumulated deficit	(165,609)	(72,509)
Total stockholders' equity	747,552	733,945
Total liabilities and stockholders' equity	$1,100,650	$1,030,711

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2016	2015
Operating activities
Net loss	$(93,100)	$(29,006)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	16,001	10,146
Stock-based compensation expense	90,571	50,704
Excess tax benefit from stock-based compensation	(552)	(633)
Deferred income taxes	239	(2,884)
Changes in operating assets and liabilities
Accounts receivable, net	(2,176)	605
Prepaid expenses, deposits and other assets	(419)	(7,173)
Income taxes receivable	72	77
Deferred revenue	31,654	22,783
Accounts payable and accrued liabilities	18,086	10,383
Income taxes payable	105	49
Net cash provided by operating activities	60,481	55,051
Investing activities
Purchases of property and equipment	(23,452)	(19,117)
Business combinations	(16,399)	—
Net cash used in investing activities	(39,851)	(19,117)
Financing activities
Proceeds from issuance of common stock	18,040	12,900
Excess tax benefit from stock-based compensation	552	633
Net cash provided by financing activities	18,592	13,533
Effect of exchange rate changes on cash and cash equivalents	(375)	(574)
Net increase in cash and cash equivalents	38,847	48,893
Cash and cash equivalents
Beginning of period	795,900	680,613
End of period	$834,747	$729,506

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$173,671	$133,107	$322,876	$247,831
Excluding: Stock-based compensation expense attributable to cost of revenues	2,642	1,644	5,446	2,948
Excluding: Amortization of acquired intangible assets	103	—	132	—
Non-GAAP gross profit	$176,416	$134,751	$328,454	$250,779

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	87.5%	88.8%	87.2%	88.5%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.3%	1.1%	1.5%	1.1%
Excluding: Amortization of acquired intangible assets	0.1%	—%	0.0%	—%
Non-GAAP gross margin	88.9%	89.9%	88.7%	89.6%

Reconciliation of operating loss to non-GAAP operating income (loss):
Operating loss	$(46,875)	$(17,961)	$(93,259)	$(31,772)
Excluding: Stock-based compensation expense	45,371	28,457	90,571	50,704
Excluding: Amortization of acquired intangible assets	103	—	132	—
Non-GAAP operating income (loss)	$(1,401)	$10,496	$(2,556)	$18,932

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(23.6)%	(12.0)%	(25.2)%	(11.3)%
Excluding: Stock-based compensation expense	22.9%	19.0%	24.5%	18.1%
Excluding: Amortization of acquired intangible assets	0.1%	—%	0.0%	—%
Non-GAAP operating margin	(0.7)%	7.0%	(0.7)%	6.8%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Reconciliation of net loss to non-GAAP net income (loss):
Net loss	$(47,522)	$(18,979)	$(93,100)	$(29,006)
Excluding: Stock-based compensation expense	45,371	28,457	90,571	50,704
Excluding: Amortization of acquired intangible assets	103	—	132	—
Income tax adjustments	1,780	(3,850)	2,485	(10,230)
Non-GAAP net income (loss)	$(268)	$5,628	$88	$11,468

Weighted average shares used to compute non-GAAP basic net income (loss) per share	74,756	71,426	74,286	70,961
Effect of potentially dilutive shares: stock awards	—	6,250	4,941	6,163
Weighted average shares used to compute non-GAAP diluted net income (loss) per share	74,756	77,676	79,227	77,124

Non-GAAP net income (loss) per share:
Basic	$(0.00)	$0.08	$0.00	$0.16
Diluted	$(0.00)	$0.07	$0.00	$0.15